Exhibit 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post Effective Amendment No. 57 to the Registration Statement on Form N-1A of Charles Street Trust:
Short-Intermediate Government Fund, Spartan Investment Grade Bond Fund, and Spartan Short-Term Bond Fund (formerly Spartan Short-Term Income Fund), of our reports dated October 31, 1996, November 5, 1996, and November 5, 1996, respectively, on the financial statements and financial highlights included in the September 30, 1996 Annual Reports to Shareholders of Fidelity Charles Street Trust: Fidelity Short-Term Intermediate Government Fund, Spartan Investment Grade Bond Fund, and Spartan Short-Term Bond Fund (formerly Spartan Short-Term Income Fund).
We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
PRICE WATERHOUSE LLP
Boston, Massachusetts
November 15, 1996